UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 8, 2022

Sparx Holdings Group, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-56315	00-0000000
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

780 Reservoir Avenue #123 Cranston, RI	02910
(address of principal executive offices)	(zip code)

774-250-2456
(registrant’s telephone number, including area code)

N/A
(former name or former mailing address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [   ]

“We”, “Us”, “Our”, and or “The Company”, refer to Sparx Holdings Group, Inc.

Item 8.01 Other Events.

On or about July 22, 2022, the Company initiated a FINRA corporate action to effectuate a name change from Prime Time Holdings, Inc. to Sparx Holdings Group, Inc., and to change our ticker symbol. This corporate action has now been processed and completed.

The FINRA Daily List Announcement Date for the aforementioned FINRA corporate action was November 8, 2022, while the Market Effective Date was November 9, 2022. Our ticker symbol is now SHGI. Our CUSIP number remains the same as before and did not change as a result of this FINRA corporate action.

*The aforementioned information was previously disclosed within our Form 10-Q filed with the Securities and Exchange Commission on November 9, 2022.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Sparx Holdings Group, Inc.

Dated: November 15, 2022	/s/ Cassandra DeNunzio
By: Cassandra DeNunzio Chief Executive Officer